UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions.

and

Item 7.01	Regulation FD Disclosure.

On February 14, 2007, Penn Virginia Corporation issued a press release regarding its financial results for the year ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle financial measures of operating cash flow and capital expenditures are presented in the press release. In each case, the amounts included in the calculations of these measures are computed in accordance with generally accepted accounting principles (“GAAP”). As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. We believe that operating cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, service debt and pay dividends. This measure is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

Capital expenditures represent cash additions to property and equipment, plus cash paid for acquisitions, seismic expenditures, delay rentals and other expenditures, change in accrued capital expenditures and non-cash well accruals, minus capitalized interest. We believe that capital expenditures provide useful information regarding our capital program as a supplement to cash additions to property and equipment.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Corporation press release dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007

Penn Virginia Corporation

By:	/s/ Frank A. Pici

Frank A. Pici
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Corporation press release dated February 14, 2007.